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                            STOCKHOLDERS AGREEMENT

                                 by and among

                    HALLMARK ENTERTAINMENT INVESTMENTS CO.


                    HALLMARK ENTERTAINMENT HOLDINGS, INC.,


                                      and


                         THE OTHER SIGNATORIES HERETO




                                  dated as of

                                March 11, 2003


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
                                                         TABLE OF CONTENTS
                                                         -----------------

                                                                                                                       Page
                                                                                                                       ----

                                                             ARTICLE I
                                                            DEFINITIONS
Section 1.1.         Definitions.........................................................................................1
                                                             ARTICLE II
                                                        CORPORATE GOVERNANCE
Section 2.1.         Composition of the Board of Directors of the Company................................................4
Section 2.2.         Removal.............................................................................................4
Section 2.3.         Vacancies...........................................................................................4
Section 2.4.         Termination of Rights and Obligations...............................................................4
Section 2.5.         Limitation on Transactions with Affiliates..........................................................5
Section 2.6.         Extraordinary Transactions..........................................................................5
Section 2.7.         Voting of Crown Class A Stock and Crown Class B Stock...............................................5
                                                            ARTICLE III
                                                TRANSFERABILITY AND TAG-ALONG RIGHTS
Section 3.1.         Restrictions on Transferability.....................................................................6
Section 3.2.         Restrictive Legend..................................................................................6
Section 3.3.         Notice of Proposed Transfers; Securities Law Compliance.............................................6
Section 3.4.         Tag-Along Rights....................................................................................6
                                                             ARTICLE IV
                                                         ADDITIONAL RIGHTS
Section 4.1.         Crown Board of Directors............................................................................8
Section 4.2.         Limitation of Crown's Transactions with Affiliates..................................................8
Section 4.3.         Registration Rights.................................................................................9
                                                             ARTICLE V
                                                              GENERAL
Section 5.1.         Entire Agreement....................................................................................9
Section 5.2.         Amendment and Waiver................................................................................9
Section 5.3.         Notices............................................................................................10
Section 5.4.         Assignment; Benefit................................................................................10
Section 5.5.         Absence of Presumption.............................................................................10
Section 5.6.         Counterparts.......................................................................................10
Section 5.7.         Headings...........................................................................................10
Section 5.8.         Governing Law; Jurisdiction and Forum..............................................................10
Section 5.9.         Specific Enforcement...............................................................................11
Section 5.10.        Severability.......................................................................................11
Section 5.11.        Covered Shares.....................................................................................11
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Appendix I           List of Stockholders

                            STOCKHOLDERS AGREEMENT

         This STOCKHOLDERS AGREEMENT (this "Agreement"), dated as of March 11, 2003, by and among Hallmark Entertainment Investments Co., a Delaware corporation (the "Company"), Hallmark Entertainment Holdings, Inc., a Delaware corporation ("HEH"), Liberty Crown, Inc., a Delaware corporation ("Liberty"), JP Morgan Partners (BHCA), L.P., a Delaware limited partnership, ("JPM") and VISN Management Corp., a Delaware corporation ("VISN") (each of Liberty, JPM and VISN shall be a "Minority Stockholder" and HEH and the Minority Stockholders will be the "Initial Stockholders").

                                  WITNESSETH:

         WHEREAS, the Company and the Initial Stockholders are parties to the Contribution Agreement, dated as of March 11, 2003 (as in effect the date hereof the "Contribution Agreement"), pursuant to which the Stockholders acquired shares of Class A common stock, par value $.01 per share ("Class A Stock"), of the Company or shares of Class B common stock, par value $.01 per share ("Class B Stock"), of the Company in exchange for the contribution to the Company of shares of Class A common stock, par value $.01 per share ("Crown Class A Stock"), of Crown Media Holdings, Inc., a Delaware corporation ("Crown"), or shares of Class B common stock, par value $.01 per share ("Crown Class B Stock"), of Crown, respectively; and

         WHEREAS, pursuant to the Contribution Agreement, the Initial Stockholders have acquired and own the number of shares of Class A Stock and Class B Stock set forth opposite their respective names on Appendix I attached hereto and hereby made a part hereof; and

         WHEREAS, the parties hereto have agreed to enter into this Agreement pursuant to the Contribution Agreement and the parties hereto desire to provide for certain rights and obligations in respect of such shares of Class A Stock and Class B Stock;

         NOW THEREFORE, in consideration of the premises, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                                  ARTICLE I

                                  DEFINITIONS

         Section 1.1. Definitions. (a) As used in this Agreement the following defined terms shall have the following meanings:

         "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean (a) the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise or (b) beneficial ownership of 10% or more of the voting securities of such Person. For purposes of this Agreement, Crown and its Subsidiaries shall be deemed not to be Affiliates of any party to this Agreement.

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         "Affiliate Transaction" has the meaning set forth in Section 2.5.

         "Agreement" has the meaning set forth in the Preamble.

         "Board" has the meaning set forth in Section 2.1.

         "Class A Stock" has the meaning set forth in the Recitals.

         "Class B Stock" has the meaning set forth in the Recitals.

         "Commission" means the United States Securities and Exchange
Commission.

         "Company" has the meaning set forth in the Preamble.

         "Company Common Stock" means Class A Stock and Class B Stock.

         "Company Voting Stock" means Class A Stock and Class B Stock and all other securities of the Company entitling the holder thereof to vote for the election of directors to the Board.

         "Contribution Agreement" has the meaning set forth in the Recitals.

         "Crown" has the meaning set forth in the Recitals.

         "Crown Affiliate Transaction" has the meaning set forth in Section
4.2.

         "Crown Class A Stock" has the meaning set forth in the Recitals.

         "Crown Class B Stock" has the meaning set forth in the Recitals.

         "Crown Minority Stockholders" means the "Minority Stockholders" as defined in the Crown Stockholders Agreement.

         "Crown Stock" means Crown Class A Stock and Crown Class B Stock.

         "Crown Stockholders Agreement" means the Second Amended and Restated Stockholders Agreement, dated as of August 30, 2001, by and among HEH (as transferee of the shares of Crown Class A Stock and Crown Class B Stock previously held by Hallmark Entertainment, Inc.), Liberty Media Corporation, Liberty Crown, Inc. (as transferee of the shares of Crown Class A Stock previously held by Liberty Media Corporation), VISN Management Corp., JP Morgan Partners (BHCA), L.P, DIRECTV Enterprises, Inc. and Crown, as amended from time to time.

         "Exchange Act" means the United States Securities Exchange Act of 1934, as amended.

         "HEH" has the meaning set forth in the Preamble.

         "Minority Stockholder" has the meaning of set forth in the Preamble.

         "Parent" of a Person means any other Person which is the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of a majority of the securities ordinarily entitled to vote for the election of directors (or persons performing similar functions) or the specified Person or directly, or indirectly, through one or more intermediaries, controls the Person specified. For purposes of this definition, control of a Person means the


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power, direct or indirect, to direct or cause the direction of the management or policies of such Person whether by contract or otherwise.

         "Person" means an individual, partnership, corporation, trust, limited liability company or unincorporated organization, or other entity or organization, including a government or agency or political subdivision thereof.

         "Permitted Transfer" means (i) Transfers by a Stockholder to one or more of its Affiliates, or to one or more of its executives pursuant to a stock-based compensation plan, or to one or more other Stockholders, or to one or more Affiliates of any other Stockholder, or upon its merger or other consolidation to the surviving corporation, subject to the transferee executing a signature page hereof and thereby becoming a party hereto (as a Stockholder) and agreeing that it shall receive the same rights hereunder and be bound by the same obligations hereunder as the transferring Stockholder; or
(ii) Transfers by a Stockholder pursuant to a merger, consolidation or other business combination involving all of the outstanding Company Common Stock and a third party which, prior to entering into an agreement with the Company with respect to such business combination, was not an Affiliate of the Company or tender or exchange offer for all of the outstanding Company Common Stock by a third party which, prior to the commencement of such offer, was not an Affiliate of the Company.

         "Securities Act" means the United States Securities Act of 1933, as amended.

         "Shares Allotment" has the meaning set forth in Section 3.4(a).

         "Stockholders" means each Person, other than the Company, who has executed this Agreement and each Person who is required to become a party to this Agreement in the future in accordance with the terms hereof.

         "Stockholders' Shares" has the meaning set forth in Section 3.4(a).

         "Subsidiary" of any Person means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the Board of Directors or other Persons performing similar functions are at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person.

         "Transfer" means a sale, assignment, encumbrance, gift, pledge, hypothecation or other disposition of Company Common Stock or any interest therein; provided that a pledge of Company Common Stock to a financial institution in a bona fide transaction shall not be deemed to be a Transfer for the purposes of this Agreement, so long as the Stockholder retains full voting power in such shares prior to any event of default, it being understood that in the event of such default such transferee shall have no rights or obligations under this Agreement.

         "Transferor Stockholder" has the meaning set forth in Section 3.3.

         (b) For the purposes hereof, (i) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires, (ii) the terms "hereof," "herein," and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article, Section and paragraph references are to the Articles, Sections and paragraphs of this Agreement unless otherwise specified, (iii) the word "including" and words of similar


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import when used in this Agreement shall mean "including, without limitation,"
unless the context otherwise requires or unless otherwise specified, (iv) the word "or" shall not be exclusive, and (v) provisions shall apply, when appropriate, to successive events and transactions.


                                  ARTICLE II

                             CORPORATE GOVERNANCE

         Section 2.1. Composition of the Board of Directors of the Company. Subject to Section 2.4, each of the Stockholders hereby agrees to take, at any time and from time to time, all action necessary such that the Board of Directors of the Company (the "Board") shall consist of three Class I Directors having one vote each and six Class II Directors having two votes each. The directors shall be nominated as follows: (a) HEH shall have the right to nominate six Class II Directors and one Class I Director and (b) Liberty and JPM shall each have the right to nominate one Class I Director. Each Stockholder entitled to vote for the election of directors to the Board shall vote its shares of Company Voting Stock or execute written consents, as the case may be, and shall take all other action necessary in order to ensure election of the nominees and compliance with this Section 2.1. The Company shall take such action as may be required under applicable law and shall otherwise use reasonable efforts to cause the composition of the Board to be as set forth in this Section 2.1.

         Section 2.2. Removal. Each Stockholder agrees that at any time that it is then entitled to vote or execute a written consent for the removal or replacement of any director of the Company, (a) it shall not vote or execute a written consent for any of its shares of Company Voting Stock in favor of the removal or replacement of any individual who shall have been nominated pursuant to Section 2.1, unless the Stockholder entitled to nominate such director shall have requested such removal or replacement in writing and (b) it shall vote or execute a written consent for all of its shares of Company Voting Stock in favor of and shall take all other action necessary to cause the removal or replacement of an individual nominated pursuant to Section 2.1 if so requested in writing by the Stockholder entitled to nominate such individual. Subject to Section 2.4, nothing contained in this Section 2.2 shall affect the right of any Stockholder to nominate a member of the Board pursuant to Section 2.1.

         Section 2.3. Vacancies. If, as a result of the death, disability, retirement, resignation, removal or otherwise there shall exist or occur any vacancy on the Board, then the Stockholder entitled under Section 2.1 to nominate such director whose death, disability, retirement, resignation or removal resulted in such vacancy, may, subject to the provisions of Section 2.4, designate another individual to fill such capacity and serve as a director of the Company. Each Stockholder shall, if such Stockholder is then entitled to vote for the election of such designee as a director of the Company, vote or execute a written consent for its shares of Company Voting Stock in order to ensure that such designee be elected to the Board and the Company shall use reasonable efforts to cause such vacancy to be filled by such designee.

         Section 2.4. Termination of Rights and Obligations. The right of any Stockholder to nominate or designate a member or members of the Board pursuant to this Article II, and all related obligations of the Company and each other Stockholder with respect thereto contained in this Article II and the rights of any Stockholder pursuant to Section 2.7 and Section 4.1, shall terminate on the later of such date as such Stockholder (i) ceases to beneficially own in the aggregate at least 2.5% of the shares of Company Common Stock then issued and outstanding and (ii) ceases to beneficially own at least 75% of the Company Common Stock set forth opposite such Stockholder's name on Appendix I


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

(appropriately adjusted for stock splits, dividends or combinations of shares of Company Common Stock after the date hereof).

         Section 2.5. Limitation on Transactions with Affiliates. The Company shall not sell any of its material properties or assets to, or purchase any material property or assets from, or enter into any material contract, transaction, agreement, understanding, loan, advance or guaranty with, or for the benefit of, any Affiliate of a Stockholder (each of the foregoing, an "Affiliate Transaction"), unless such Affiliate Transaction is entered into in good faith and on commercially reasonable terms and with respect to any Affiliate Transaction that, together with all related Affiliate Transactions, has an aggregate value of more than $2,000,000, such Affiliate Transaction shall have been approved by a majority of the members of the Board not nominated by such Stockholder.

         The following Affiliate Transactions are hereby consented to by the parties hereto: (i) transactions pursuant to the Contribution Agreement, as in effect the date hereof; and (ii) transactions pursuant to the Tax Sharing Agreement, dated as of March 11, 2003, by and between Hallmark Cards, Incorporated and Crown Media Holdings, Inc., the Company and any of their respective Subsidiaries.

         Section 2.6. Extraordinary Transactions. For so long as any Stockholder shall be entitled to nominate a director pursuant to Section 2.1, the Company shall not, without the consent of all such Stockholders entitled to nominate directors pursuant to Section 2.1, take any of the following actions:

               (i) any amendment or repeal of, or addition to the Company's certificate of incorporation;

               (ii) issue or redeem capital stock of the Company or securities exercisable or convertible into such capital stock;

               (iii) any spin-off, merger, consolidation or other business combination of the Company (other than arising out of or related to a merger, consolidation or other business combination involving Crown);

               (iv) the dissolution, liquidation or conversion of the Company;
          or

               (v) any sale, pledge, distribution or other transfer of shares of Crown Stock, except in a merger, consolidation, tender offer, exchange offer or other business combination involving Crown and approved in accordance with the terms of the Crown Stockholders Agreement.

         Section 2.7. Voting of Crown Stock. Subject to Article IV hereof, at any meeting of the stockholders of Crown or action by written consent of Crown stockholders, the Board shall take all action necessary to cause the Company to vote, in person or by proxy or consent, its shares of Crown Stock as directed by HEH.

         Section 2.8 Board Observer. VISN shall have the right to designate a non-voting observer (the "VISN Observer") to the Board, who shall be a Person reasonably acceptable to the Board, and who shall have the right to notice of and to attend all Board meetings. The Company shall provide to the VISN Observer copies of all materials and full access to the information and materials provided to any of the members of the Board (except where materials are provided only to a committee that was appointed by the Board) at the same time as the Board member(s) receive such materials subject to the limitation


                                      5
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set forth herein. VISN shall be, and shall cause the VISN Observer to be, obligated to hold in confidence any and all information received in any Board meeting or otherwise in the VISN Observer's capacity as such, except to the extent that such information is publicly disclosed by the Company provided that the VISN Observer shall be entitled to report any and all information to VISN. The right of VISN to nominate or designate the VISN Observer pursuant to this Section and all related obligations of the Company and each other Stockholder with respect thereto contained in this Section, shall terminate on the date that VISN or any of its Affiliates ceases to collectively beneficially own in the aggregate at least 75% of the shares of Company Common Stock set forth opposite VISN's name on Appendix I (appropriately adjusted for stock splits, dividends, or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization).


                                 ARTICLE III

                     TRANSFERABILITY AND TAG-ALONG RIGHTS

         Section 3.1. Restrictions on Transferability. No Company Common Stock may be Transferred except upon compliance with the provisions of the Securities Act and this Agreement, and any attempted Transfer other than in accordance with the terms hereof is void ab initio and transfers no right, title or interest in or to such Company Common Stock to the purported transferee, buyer, donee, assignee or encumbrance holder.

         Section 3.2 Restrictive Legend. Each certificate representing any portion of Company Common Stock that is held by a Stockholder shall be stamped or otherwise imprinted with a legend in substantially the following form (in addition to any legend required under applicable state securities laws):

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE SECURITIES MAY NOT BE SOLD OR OFFERED FOR SALE OR OTHERWISE DISTRIBUTED EXCEPT IN CONJUNCTION WITH AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT, OR IN COMPLIANCE WITH RULE 144 OR PURSUANT TO ANOTHER EXEMPTION. THE SECURITIES ARE ALSO SUBJECT TO PROVISIONS OF A STOCKHOLDERS AGREEMENT DATED MARCH 11, 2003, AS IT MAY BE AMENDED FROM TIME TO TIME IN ACCORDANCE WITH THE PROVISIONS THEREOF.

         Section 3.3. Notice of Proposed Transfers; Securities Law Compliance. Prior to any proposed Transfer of any Company Common Stock, unless there is in effect a registration statement under the Securities Act covering the proposed Transfer, the Stockholder intending to Transfer such Company Common Stock (the "Transferor Stockholder") shall give written notice to the Company of such Transferor Stockholder's intention to effect such Transfer. Each such notice shall set forth the name of the proposed transferee, the number of shares proposed to be Transferred and the proposed amount and form of consideration to be paid for such Company Common Stock (other than for a Permitted Transfer). Notwithstanding anything herein to the contrary, no Stockholder shall be permitted to transfer its Company Common Stock if such transfer or series of transfers would subject the Company to the reporting requirements of
Section 13 or 15(d) of the Exchange Act.

         Section 3.4. Tag-Along Rights. (a) Except for Permitted Transfers, if HEH, at any time or from time to time, in a single transaction or series of related transactions occurring within a six-month period, or within a longer period if pursuant to a single agreement, proposes to Transfer 20% or more of


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

the outstanding shares of Company Common Stock (a "Tag-Along Sale"), then each Minority Stockholder shall have the right, but not the obligation, to participate in such Tag-Along Sale by selling the number of shares of Company Common Stock owned by it as calculated in the following manner. Such shares of Company Common Stock that were acquired by the Minority Stockholders pursuant to the Contribution Agreement and that are owned by the Minority Stockholders or their Affiliates which are Parties to this Agreement are hereinafter referred to as the "Stockholders' Shares"; provided, however that shares of Company Common Stock transferred from another Stockholder to a Minority Stockholder or its Affiliates (other than an Affiliate of such transferring Stockholder) shall not be deemed to be Stockholders' Shares. The maximum number of shares of Company Common Stock that each Minority Stockholder shall be entitled to include in such Tag-Along Sale (the "Shares Allotment") shall equal the product of (i) the total number of shares of Company Common Stock proposed to be Transferred pursuant to the Tag-Along Sale or such greater number of shares that the proposed purchaser in the Tag-Along Sale shall agree to purchase or otherwise acquire multiplied by (ii) a fraction, the numerator of which shall equal the number of Stockholders' Shares owned by such Minority Stockholder and its Affiliates which are parties to this Agreement on the date of the Sale Notice and the denominator of which shall equal the sum of (A) the number of shares of Company Common Stock owned by HEH and its Affiliates on the date of the Sale Notice plus the number of Stockholders' Shares owned by all Minority Stockholders and their Affiliates which are parties to this Agreement on the date of the Sale Notice, without duplication.

         (b) Any such sales by the Minority Stockholders shall be on the same terms and conditions as the proposed Tag-Along Sale by HEH; provided, however that no participating Minority Stockholder shall be required to make any representation or warranty in connection with the Tag-Along Sale, other than as to the enforceability of each agreement entered into in connection with such Tag-Along Sale with respect to the Minority Stockholder and its ownership and authority to sell, free of consent and approval requirements, liens, claims and encumbrances, the shares of Company Common Stock proposed to be sold by it. Each participating Minority Stockholder shall (and hereby agrees to), without limitation as to time, indemnify and hold harmless, to the full extent permitted by law, each of the other Stockholders against all losses, claims, damages, liabilities, costs (including costs of preparation) and expenses (including attorneys' fees and disbursements) arising out of or relating to any representation or warranty made by, or covenant of, such participating Minority Stockholder or any agent, employee, officer, or director of such participating Minority Stockholder in connection with or relating to or under the terms of each agreement entered into in connection with such Tag-Along Sale, except insofar as the same are based solely upon written information furnished in writing to such participating Minority Stockholder by such other Minority Stockholder expressly for use therein.

         (c) HEH shall promptly provide each of the Minority Stockholders with written notice (the "Sale Notice") not less than 15 days prior to the proposed date of the Tag-Along Sale (the "Tag-Along Sale Date"). In order to facilitate the prompt delivery of the Sale Notice, the Company hereby covenants to provide HEH and the Minority Stockholders participating in a Tag-Along Sale access to the stock record books of the Company. Each Sale Notice shall set forth:

               (i) the name of each proposed transferee or purchaser of Company Common Stock in the Tag-Along Sale;

               (ii) the number of shares of Company Common Stock proposed to be Transferred by HEH and, if applicable, such greater number of shares that the proposed purchaser is willing to purchase in connection with the Tag-Along Sale;

               (iii) the proposed amount and form of consideration to be paid for such shares of Company Common Stock and the material terms and conditions of payment offered by each proposed transferee or purchaser;

               (iv) confirmation that the proposed purchaser or transferee has been informed of the "Tag-Along Rights" provided for herein and has agreed to purchase shares of Company Common Stock in accordance with the terms hereof;

               (v) such Minority Stockholder's Shares Allotment; and

               (vi) the Tag-Along Sale Date.

         Each Minority Stockholder who wishes to participate in the Tag-Along Sale shall provide written notice (or oral notice confirmed immediately in writing) (the "Tag-Along Notice") to HEH not less than seven days prior to the Tag-Along Sale Date. The Tag-Along Notice shall set forth the number of shares of Company Common Stock that such Minority Stockholder elects to include in the Tag-Along Sale, which shall not exceed such Minority Stockholder's Shares Allotment.

         HEH shall determine the aggregate number of shares of Company Common Stock to be sold by each participating Minority Stockholder in any given Tag-Along Sale in accordance with the terms hereof, and the Tag-Along Notices given by the Minority Stockholders shall constitute their binding agreements to sell such shares at the price and on the terms and conditions applicable to such sale.

         If a Tag-Along Notice is not received by HEH from a Minority Stockholder prior to the seven-day period specified above, HEH shall have the right to Transfer the number of shares of Company Common Stock specified in the Sale Notice to the proposed purchaser or transferee without any participation by such Minority Stockholder, but only at a price and upon terms and conditions no more favorable to HEH than stated in such Sale Notice and only if such sale occurs on a date within 60 days of the Tag-Along Sale Date.


                                  ARTICLE IV

                               ADDITIONAL RIGHTS

         Section 4.1 Crown Board of Directors. Subject to Section 2.4, the Company agrees that each of Liberty and JPM shall have the right to designate one person as one of the directors to the Board of Directors of Crown that HEH is entitled to nominate in accordance with Section 2.1 of the Crown Stockholders Agreement or otherwise, and that HEH shall direct the Company to vote its shares of Crown Stock or execute written consents, as the case may be, and take all other action necessary in order to ensure the election of each such nominee. In the event of the death, disability, retirement, resignation or removal of any director nominated by Liberty or JPM, then the party entitled to designate such director shall designate another individual to fill such capacity and serve as a director of Crown and HEH shall direct the Company to vote its shares of Crown Stock or execute a written consent in order to ensure that such designee be elected to the Board of Directors of Crown.

         Section 4.2 Limitation on Crown's Transactions with Affiliates. From the date hereof, the Company shall not permit Crown, and shall not permit any of Crown's Subsidiaries to, directly or indirectly, sell any of its material properties or assets to, or purchase any material property or assets from, or enter into any material contract, transaction, agreement, understanding, loan, advance or guaranty with, or for the benefit of, any Affiliate of HEH (each of the foregoing, a "Crown Affiliate Transaction"), unless such Crown Affiliate Transactions are entered into in good faith and on commercially reasonable terms and (i) with respect to any Crown Affiliate Transaction that, together with all related Crown Affiliate Transactions, have an aggregate value of not more than $35,000,000, such transactions are approved by a majority of the Independent Directors (as defined in the Crown Stockholders Agreement) and
(ii) with respect to any Crown Affiliate Transactions that, together with all related Crown Affiliate Transactions have an aggregate value of more than $35,000,000, such Crown Affiliate Transactions are approved by a majority of the members of the Board of Directors of Crown that are not nominated by any Affiliate of HEH; provided, however, that for such purposes the directors designated by Liberty and JPM in accordance with Section 4.1 will be treated as not nominated by any Affiliate of HEH. Furthermore, neither the Company nor any of its Affiliates will agree to consent to any amendment, termination or waiver of, or consent to any departures from, the provisions of the Crown Stockholders Agreement as in the effect as of the date of such proposed amendment, termination, waiver or consent unless each of Liberty and JPM has consented in writing to the proposed amendment, termination, waiver or consent.

         Notwithstanding the foregoing, the following shall be deemed not to be Crown Affiliate Transactions: (i) transactions pursuant to the Contribution Agreement and (ii) the transactions pursuant to the Tax Sharing Agreement, in each case as in effect as of the date hereof.

         Section 4.3 Registration Rights. Commencing on the earlier of (i) the effective date of an initial public offering of Company Common Stock pursuant to a registration statement filed under the Securities Act and (ii) the date the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall grant each Minority Stockholder registration rights provided to the Crown Minority Stockholders in the Crown Stockholders Agreement as in effect as of the date hereof. Notwithstanding anything herein to the contrary, HEH and its Affiliates will not agree to any spin-off, merger, tender offer, exchange offer, consolidation or other business combination of the Company or Crown in connection with which HEH or any of its Affiliates is entitled to registration rights with respect to any non-cash consideration it receives, unless, with respect to the non-cash consideration it receives, each Minority Stockholder receives registration rights with terms no less favorable in any material respect than those received by HEH or any of its Affiliates.


                                  ARTICLE V

                                    GENERAL

         Section 5.1. Entire Agreement. This Agreement and the Crown Stockholders Agreement contain the entire agreement between the parties hereto with respect to the subject matter hereof and there are no agreements, understandings, representations or warranties between the parties hereto other than those set forth or referred to herein.

         Section 5.2. Amendment and Waiver. This Agreement, including this
Section 5.2, may be amended, and waivers or consents to departures from the provisions hereof may be given, only by a written instrument duly executed, in the case of an amendment, by the Company and each Stockholder, or in the case of a waiver or consent, by each party against whom the waiver or consent, as the case may be, is to be effective.

         Section 5.3. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given as set forth on Appendix I hereto.

         Section 5.4. Assignment; Benefit. The terms and provisions of this Agreement shall not be assignable or transferable and except as otherwise expressly provided herein there shall be no third party beneficiaries hereto; provided, however, that if a Stockholder Transfers all but not less than all, of its shares of Company Common Stock to an Affiliate of such Stockholder in accordance with the terms of this Agreement, such Person may, by executing a signature page to this Agreement, become a party hereto and have the same rights and obligations as the Transferring Stockholder. All the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the respective legal successors and permitted assigns of the parties hereto.

         Section 5.5. Absence of Presumption. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

         Section 5.6. Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         Section 5.7. Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         Section 5.8. Governing Law; Jurisdiction and Forum. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY PROVISIONS RELATING TO CONFLICTS OF LAWS. THE PARTIES HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF DELAWARE SOLELY IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS AGREEMENT AND IN RESPECT OF THE TRANSACTIONS CONTEMPLATED HEREBY, AND HEREBY WAIVE, AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR THE INTERPRETATION OR ENFORCEMENT HEREOF, THAT IT IS NOT SUBJECT THERETO OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT THE VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS AGREEMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS, AND THE PARTIES HERETO IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED IN SUCH A DELAWARE STATE COURT. THE PARTIES HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER SUCH PARTIES AND OVER THE SUBJECT MATTER OF SUCH DISPUTE AND AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH ANY SUCH ACTION OR PROCEEDING IN THE MANNER PROVIDED IN
SECTION 5.3 OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW SHALL BE VALID AND SUFFICIENT SERVICE THEREOF.

         EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND

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ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY
HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.8.

         Section 5.9. Specific Enforcement. Each party hereto acknowledges that remedies at law may be inadequate to protect any other party against any actual or threatened breach of this Agreement by the other parties and, without prejudice to any other rights and remedies otherwise available to any party, each party agrees to the granting of injunctive relief in any other party's favor without proof of actual damages. In the event of litigation relating to this Agreement, if a court of competent jurisdiction determines that this Agreement has been breached by a party, then such party shall reimburse the other party for costs and expenses (including, but not limited to, reasonable legal fees and expenses) incurred in connection with all such litigation.

         Section 5.10. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or entity or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such original provision and (b) the remainder of this Agreement and the application of such provision to other Persons, entities or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

         Section 5.11. Covered Shares. All of the provisions of this Agreement shall apply to and include (a) Company Common Stock acquired pursuant to the Contribution Agreement; (b) Company Common Stock acquired from another Stockholder; and (c) to the extent received in respect of shares of Company Common Stock acquired pursuant to the Contribution Agreement, all securities and instruments (i) received by a Stockholder as a dividend or other payment, or (ii) issued in connection with a split of such shares or as a result of any exchange for or reclassification of such shares or a reorganization, recapitalization, consolidation or merger. Appendix I hereto identifies those shares of Company Common Stock subject to the provisions of this Agreement as of the date hereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective authorized officers as of the day and year first above written.

                                      HALLMARK ENTERTAINMENT INVESTMENTS CO.


                                      By: /s/Judith Whittaker/s/
                                          --------------------------------------
                                      Name: Judith Whittaker
                                      Title:  Vice President


                                      HALLMARK ENTERTAINMENT HOLDINGS, INC.

                                      By: /s/Judith Whittaker/s/
                                          --------------------------------------
                                      Name: Judith Whittaker
                                      Title:  Vice President


                                      LIBERTY CROWN, INC.

                                      By: /s/David B. Koff/s/
                                          --------------------------------------
                                      Name: David B. Koff
                                      Title: Senior Vice President


                                      VISN MANAGEMENT CORP.

                                      By: /s/Wilford V. Bane, Jr./s/
                                          --------------------------------------
                                      Name:  Wilford V. Bane, Jr.
                                      Title:  Chair - VMC


                                      JP MORGAN PARTNERS (BHCA), L.P.,

                                      By JPMP MASTER FUND MANAGER, L.P.,
                                                 its general partner

                                      By JPMP CAPITAL CORP.,
                                                its general partner

                                      By: /s/Michael R. Hannon/s/
                                          --------------------------------------
                                      Name:   Michael R. Hannon
                                      Title:  Managing Director

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                                   APPENDIX I


---------------------------------------- -------------------- ------------------
Stockholder                                 Class A Stock        Class B Stock
---------------------------------------- -------------------- ------------------
---------------------------------------- -------------------- ------------------
Hallmark Entertainment Holdings, Inc.          39,260               30,670
---------------------------------------- -------------------- ------------------
---------------------------------------- -------------------- ------------------
Liberty Crown, Inc.                             9,417
---------------------------------------- -------------------- ------------------
---------------------------------------- -------------------- ------------------
JP Morgan Partners (BHCA), L.P.                 3,837
---------------------------------------- -------------------- ------------------
---------------------------------------- -------------------- ------------------
VISN Management Corp.                            634
---------------------------------------- -------------------- ------------------


                               Address for Notices

If to the Company or Hallmark Entertainment Holdings, Inc. to:

Hallmark Cards, Incorporated
Department 339
2501 McGee
Kansas City, MO  64108
Attention: Judith C. Whittaker, Executive Vice President, General Counsel
Telephone:  (816) 274-5111
Facsimile:   (816) 274-8203

With copies to:

Hallmark Entertainment, Inc.
1325 Avenue of the Americas
New York, NY  10019
Attention: Robert Halmi, Jr.
Telephone:  (212) 977-9001
Facsimile:   (212) 977-9049


If to Liberty Crown, Inc. to:

Liberty Crown, Inc.
12300 Liberty Boulevard
Englewood, CO  80112
Attention:  David B. Koff, Senior Vice President
Facsimile:   (720) 875-5448


                                       1
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With a copy to:

Liberty Media Corporation
12300 Liberty Boulevard
Englewood, CO  80112
Attention:  Charles Tanabe
Facsimile:   (720) 875-5440

And to:

Skadden, Arps, Slate, Meagher & Flom LLP
300 South Grand Avenue
Los Angeles, CA  90071-3144
Attention:  Rod Guerra
Facsimile:   (213) 687-5600


If to JP Morgan Partners (BHCA), L.P. to:

JP Morgan Partners (BHCA), L.P.
1221 Avenue of the Americas, 40th Floor
New York, NY  10020
Attention:  Arnold Chavkin
Telephone:  (212) 899-3100
Facsimile:   (212) 899-3101


With a copy to:

Mayer, Brown & Platt
1675 Broadway, Suite 1900
New York, NY  10019
Attention:  Mark S. Wojciechowski, Esq.
Telephone:  (212) 506-2500
Facsimile:   (212) 262-1910


If to VISN Management Corp. to:

VISN Management Corp.
819 Cammack Court
Nashville, TN  37205
Attention:  Wilford V. Bane
Telephone:  (615) 352-5288
Facsimile:   (615) 356-4273

With a copy to:

Cowan, DeBaets, Abrahams & Sheppard LLP
41 Madison Avenue, 34th Floor
New York, NY  10010
Attention:  Robert Freedman, Esq.
Telephone:  (212) 974-7474
Facsimile:   (212) 974-8474


                                       3
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